As filed with the Securities and Exchange Commission on April 9, 2004

Registration No. 333-113593

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

To

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Jackson Hewitt Tax Service Inc.

(Exact name of registrant as specified in charter)

Delaware	7291	20-0779692
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7 Sylvan Way

Parsippany, New Jersey 07054

(973) 496-1040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Susan J. LoFrumento, Esq.

Vice President and General Counsel

Jackson Hewitt Tax Service Inc.

7 Sylvan Way

Parsippany, New Jersey 07054

(973) 496-1040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregory A. Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Eric J. Bock, Esq. Executive Vice President, Law and Secretary Cendant Corporation 9 West 57th Street New York, New York 10019 (212) 413-1800	Vincent J. Pisano, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022 (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Jackson Hewitt Tax Service Inc. is filing this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-113593) for the purpose of filing Exhibit 10.5 to the Registration Statement. This Amendment No. 1 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus and Items 13, 14, 15 and 17 of Part II have not been included herein.

PART II.    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation.*

3.2	By-laws.*

4.1	Specimen common stock certificate.*

5.1	Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP.*

10.1	Employment Agreement between Jackson Hewitt Tax Service Inc. and Michael D. Lister, dated , 2004.*

10.2	Employment Agreement between Jackson Hewitt Tax Service Inc. and Mark L. Heimbouch, dated , 2004.*

10.3	Transitional Services Agreement between Jackson Hewitt Tax Service Inc. and Cendant Corporation, dated , 2004.*

10.4	Refund Anticipation Loan Program Agreement between Jackson Hewitt Inc. and Santa Barbara Bank & Trust, dated October , 2002.*

10.5	Amended and Restated Program Agreement between Jackson Hewitt Inc., Household Tax Masters Inc. and Beneficial Franchise Company Inc., dated as of January 1, 2003.**

10.6	Credit Agreement by and among Jackson Hewitt Tax Service Inc. and the Lenders named therein, dated , 2004.*

10.7	Leasing Operations Supplier Agreement (Products and/or Services) between Jackson Hewitt Inc. and Wal-Mart Stores, Inc., dated September 18, 2002.*

10.8	Form of Franchise Agreement.*

10.9	2004 Equity and Incentive Plan.*

10.10	Employee Stock Purchase Plan.*

10.11	Form of Settlement Agreement between Jackson Hewitt Inc. and the Settling Plaintiff, dated as of , 2004.*

10.12	Release Agreement between Jackson Hewitt Inc. and the Settling Franchisee, dated , 2004.*

10.13	Second Sublease Agreement between Jackson Hewitt Inc. and Arthur Anderson LLP, dated February 26, 2002.*

10.14	Parsippany Sublease Agreement between Jackson Hewitt Tax Service Inc. and Cendant Corporation, dated , 2004.*

11.1	Computation of per share earnings.*

14.1	Code of ethics.*

21.1	Subsidiaries of the Registrant.*

23.1	Consent of Deloitte & Touche LLP, Independent Accountants.***

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.***

*	To be filed by amendment.
**	Portions of Exhibit 10.5 have been omitted pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended.
***	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany, State of New Jersey, on April 9, 2004.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ MICHAEL D. LISTER

Name: Michael D. Lister Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL D. LISTER Michael D. Lister	Chairman, President and Chief Executive Officer (Principal executive officer)	April 9, 2004

* Mark L. Heimbouch	Chief Financial Officer and Director (Principal financial officer and principal accounting officer)	April 9, 2004

* Samuel L. Katz	Director	April 9, 2004

* Thomas D. Christopoul	Director	April 9, 2004

*By:	/S/ MICHAEL D. LISTER

Michael D. Lister Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation.*

3.2	By-laws.*

4.1	Specimen common stock certificate.*

5.1	Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP.*

10.1	Employment Agreement between Jackson Hewitt Tax Service Inc. and Michael D. Lister, dated , 2004.*

10.2	Employment Agreement between Jackson Hewitt Tax Service Inc. and Mark L. Heimbouch, dated , 2004.*

10.3	Transitional Services Agreement between Jackson Hewitt Tax Service Inc. and Cendant Corporation, dated , 2004.*

10.4	Refund Anticipation Loan Program Agreement between Jackson Hewitt Inc. and Santa Barbara Bank & Trust, dated October , 2002.*

10.5	Amended and Restated Program Agreement between Jackson Hewitt Inc., Household Tax Masters Inc. and Beneficial Franchise Company Inc., dated as of January 1, 2003.**

10.6	Credit Agreement by and among Jackson Hewitt Tax Service Inc. and the Lenders named therein, dated , 2004.*

10.7	Leasing Operations Supplier Agreement (Products and/or Services) between Jackson Hewitt Inc. and Wal-Mart Stores, Inc., dated September 18, 2002.*

10.8	Form of Franchise Agreement.*

10.9	2004 Equity and Incentive Plan.*

10.10	Employee Stock Purchase Plan.*

10.11	Form of Settlement Agreement between Jackson Hewitt Inc. and the Settling Plaintiff, dated as of , 2004.*

10.12	Release Agreement between Jackson Hewitt Inc. and the Settling Franchisee, dated , 2004.*

10.13	Second Sublease Agreement between Jackson Hewitt Inc. and Arthur Anderson LLP, dated February 26, 2002.*

10.14	Parsippany Sublease Agreement between Jackson Hewitt Tax Service Inc. and Cendant Corporation, dated , 2004.*

11.1	Computation of per share earnings.*

14.1	Code of ethics.*

21.1	Subsidiaries of the Registrant.*

23.1	Consent of Deloitte & Touche LLP, Independent Accountants.***

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.***

*	To be filed by amendment.
**	Portions of Exhibit 10.5 have been omitted pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended.
***	Previously filed.